Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS HIGHER NET INCOME
FOR THE FOURTH QUARTER AND YEAR

COMPANY DECLARES QUARTERLY DIVIDEND OF $0.07 PER SHARE

ALBANY, Ga. (January 29, 2014) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter and year ended December 31, 2013.  Highlights of the Company's results for the year ended 2013 include:

•	Net income of $11.3 million or $1.50 per diluted share, up 67% from net income of $6.8 million or $0.85 per diluted share for the year ended 2012;
•	Excluding special items for each year, net income of $10.6 million or $1.42 per diluted share, up 86% from $5.7 million or $0.71 per diluted share for the year ended 2012 (see reconciliation of non-GAAP items);
•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $98.8 million or 17% from 2012;
•	A decline in the provision for loan losses, excluding FDIC-acquired loans, to $1.7 million, down 34% from $2.5 million for 2012;

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to announce solid financial results for the fourth quarter and for all of 2013.  Our team has been focused on several strategic initiatives, and we are excited to report that those efforts came to fruition in our financial results this past quarter.  Contributing to our results were organic loan growth from commercial banking, fee income and improved efficiency from our branch network, fee income and growth in assets under management from our brokerage division, continued growth in mortgage banking, and significant gains on resolutions from our FDIC-acquired special asset team.  We enter 2014 well positioned on all strategic fronts."

Dorminey also noted that the Company's Board of Directors has declared a quarterly cash dividend of $0.07 per share, resuming regular payments after a special dividend was paid in December 2012 in lieu of dividends for 2013.  The new dividend will be paid on February 28, 2014, to stockholders of record as of February 14, 2014.

Operating Efficiency Initiatives

During 2013, the Company closed its branch in Vincent, Alabama, and its Broadway Avenue branch in Sylacauga, Alabama, both of which were added with the FDIC-assisted acquisition of Frontier Bank in March 2013.  Also, the Company completed staffing reductions related to the Frontier acquisition that will result in a decrease of approximately $1.6 million from Frontier's pre-acquisition level of personnel expenses.  Separately, the Company reduced Bank staffing by nine full-time equivalent employees, resulting in a one-time charge of $67,000 for severance ($60,000 in the third quarter of 2013 and $7,000 in the fourth quarter), and anticipates expense savings of approximately $460,000 per year related to this staffing reduction.

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HBOS Reports Fourth Quarter 2013 Results

January 29, 2014

Commenting on the operating efficiency initiatives, Heath Fountain, Executive Vice President and Chief Financial Officer, said, "We continue to focus on improving our operating efficiency while expanding our mortgage and banking presence.  While we have completed many efficiency initiatives, we anticipate building on the momentum gained in 2013 to further improve our operating efficiency in 2014."

Fourth Quarter 2013 Results of Operations

Highlights of the Company's results for the fourth quarter of 2013 include:

•	Net income of $3.4 million or $0.45 per diluted share, up 158% from $1.3 million or $0.18 per diluted share for the linked quarter and up 40% from $2.4 million or $0.31 per diluted share for the year-earlier quarter;
•	Excluding special items for each quarter, net income of $4.0 million or $0.53 per diluted share, up 124% from $1.8 million or $0.24 per diluted share for the linked quarter and up 221% from $1.2 million or $0.16 per diluted share for the year-earlier quarter (see reconciliation of non-GAAP items);
•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $19.0 million or 3% on a linked-quarter basis and $98.8 million or 17% compared with the year-earlier quarter;
•	A decrease in FDIC-acquired loans of $9.3 million, or 8%, on a linked-quarter basis, but an increase of $29.9 million or 36% compared with the year-earlier quarter;
•	A decrease in the provision for loan losses, excluding FDIC-acquired loans, to $220,000, down 37% from $350,000 for the linked quarter and down 63% compared with $600,000 for the year-earlier quarter;

The $2.1 million increase in reported quarterly earnings for the fourth quarter of 2013 compared with the linked quarter resulted primarily from the following items:

•	Increased loan discount accretion from FDIC-acquired loans of $2.3 million, partially offset by increased negative accretion of the FDIC loss-share receivable of $522,000;
•	Increased mortgage banking fees of $1.0 million;
•	Decreased FDIC-acquired other real estate owned write-downs and foreclosed asset expenses of $410,000;
•	Decreased legacy other real estate owned write-downs and foreclosed asset expenses of $394,000;
•	Increased interest income on core loans and loans held for sale of $385,000;
•	Decreased acquisition-related expenses of $178,000; offset by
•	Increased salaries and employee benefits of $614,000; and
•	Increased impairment loss on assets held for sale of $328,000.

Commenting on the fourth quarter results, Fountain added, "During the fourth quarter, we were able to resolve several FDIC-acquired non‑covered loans that significantly improved our loan discount accretion income.  Loan discount accretion income can vary significantly based on the timing of asset resolutions and will continue to cause volatility in earnings.  We also posted a significant increase in our mortgage banking fees, building on the momentum that our mortgage division developed in the previous quarter."

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HBOS Reports Fourth Quarter 2013 Results

January 29, 2014

The $977,000 increase in reported quarterly earnings for the fourth quarter of 2013 compared with the year-earlier quarter primarily resulted from the following items:

•	Improved net interest income of $1.7 million;
•	Decreased provision expense of $2.3 million;
•	Increased non-interest income of $1.4 million; offset by
•	Increased non-interest expense of $3.4 million.

Net interest income for the fourth quarter of 2013 increased 12% to $16.3 million from $14.5 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing liabilities.  The Company's net interest margin was 5.50% for the fourth quarter of 2013, a decline of 87 basis points from 6.37% for the year-earlier period.  The reduction in net interest margin for the fourth quarter of 2013 compared with the year-earlier quarter was driven by a decline in the yield on loans, offset in part by an increase in the yield on investment securities coupled with a reduction in the cost of interest-bearing liabilities as rates continue to reset to lower levels and the Company takes advantage of historically low interest rates on non-deposit funding.  Excluding FDIC-acquired loan discount adjustments from the net interest margin, the core net interest margin was 3.20% for the fourth quarter of 2013, a decrease of two basis points from 3.22% for the year-earlier quarter.

In the fourth quarter of 2013, the Company continued to achieve loan growth, with its core loan portfolio increasing $19.0 million organically on a linked-quarter basis and advancing $98.8 million overall compared with the year-earlier quarter.  For the fourth quarter of 2013, the Company's loan portfolio, including FDIC-acquired loans, totaled $798.8 million, increasing $9.7 million on a linked-quarter basis from $789.1 million and from $670.0 million compared with the year-earlier quarter.  The organic loan growth for the linked quarter was primarily driven by growth in Albany, Macon, and South Atlanta, Georgia markets, Auburn and Birmingham, Alabama markets, and the Ocala, Florida market.  Total deposits stood at $1.076 billion at the end of the fourth quarter of 2013, up 2% from $1.052 billion on a linked-quarter basis, and up 24% from $869.6 million for the year-earlier quarter.

For the fourth quarter of 2013, the Company's loans held for sale totaled $110.7 million, increasing significantly by $72.6 million, or 191%, on a linked-quarter basis from $38.0 million, and increasing $95.1 million, or 609%, from $15.6 million compared with the year-earlier quarter.  The significant increase in the loans held for sale for the current quarter was driven by a slowing in loan sales as the Company prepared to deliver directly to Fannie Mae.  Loan sales to Fannie Mae for the fourth quarter totaled $20.8 million and, separately, the Company recorded a gain of $202,000 related to the mortgage servicing rights for those loans.  Total mortgage production for the fourth quarter was $120.4 million, up 4% on a linked-quarter basis from $115.3 million and up 116% from $55.8 million compared with the year-earlier quarter.

Non-interest income for the fourth quarter of 2013 increased 47% to $4.5 million from $3.1 million in the year-earlier quarter, primarily driven by increases in mortgage banking fees of $1.5 million and service charges on deposit accounts of $335,000 and a decline in negative accretion for the FDIC loss-share receivable of $552,000, together which were partially offset by a decline in the gain on sales of securities of $1.2 million.  Non-interest expense for the fourth quarter of 2013 increased 28% to $15.7 million from $12.3 million in the year-earlier quarter, primarily driven by increases in salaries and employee benefits of $2.6 million, impairment loss on assets held for sale of $328,000 and realized loss on assets held for sale of $228,000.  The increase in salaries and employee benefits was associated with the hiring of employees from the Frontier acquisition and for the mortgage division expansion, while the impairment loss on assets held for sale was driven by two former branch buildings and a corporate facility the Company holds, and the realized loss on assets held for sale was the result of the Company selling its former corporate headquarters building in Albany, Georgia.

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HBOS Reports Fourth Quarter 2013 Results

January 29, 2014

Accounting for FDIC-Assisted Acquisitions

The Company performs ongoing assessments of the estimated cash flows of its FDIC-acquired loan portfolios.  The fair value of the FDIC-acquired loan portfolios consisted of $50.9 million in covered and $63.3 million in non-covered loans at the end of the fourth quarter of 2013 compared with $72.4 million in covered and $11.9 million in non-covered loans for the year-earlier quarter.  The outstanding principal balance of the FDIC-acquired loan portfolios totaled $177.8 million at the end of the fourth quarter of 2013 compared with $152.1 million for the year-earlier quarter.  The details of the accounting for the FDIC-acquired loan portfolios for the fourth quarter of 2013 are as follows:

•	Covered FDIC-acquired loans decreased $3.0 million from the linked quarter to $50.9 million;
•	Non-covered FDIC-acquired loans decreased $6.3 million to $63.3 million;
•	The FDIC loss-share receivable associated with covered assets acquired in FDIC-assisted acquisitions decreased $3.2 million to $41.3 million;
•	The negative accretion for the FDIC loss-share receivable was $2.0 million and the FDIC loss-share clawback accrual increased to $1.9 million;
•	Increase in provision expense for FDIC-acquired non-covered loans to $12,000;
•	Loan discount accretion recognized in interest income improved $2.6 million;
•	The non-accretable discount decreased $11.8 million to $36.7 million; and
•	The accretable discount increased $3.4 million to $26.9 million.

For the fourth quarter of 2013, loan discount accretion recognized in interest income improved 69% to $6.3 million from $3.7 million for the linked quarter, but declined 6% from $6.6 million for the year-earlier quarter.  The FDIC loss-share receivable associated with covered FDIC-acquired assets decreased 7% to $41.3 million from $44.5 million for the linked quarter and declined 32% from $60.7 million for the year-earlier quarter.  The reduction in the FDIC loss-share receivable for the linked quarter was primarily driven by negative accretion of $2.0 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the covered FDIC-acquired performing loan portfolios and FDIC reimbursements received of $1.2 million.  An increase to the FDIC clawback liability accrual was recorded as an expense for the current quarter of $261,000, which increased the total accrual to $1.9 million.  This clawback was caused by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

The covered FDIC-acquired loan discount affecting the loss-share receivable was $39.1 million, or 94.6% of the loss-share receivable, for the fourth quarter 2013 compared with $55.2 million, or 90.9% of the loss-share receivable, for the year-earlier quarter.  The gross balance of covered FDIC-acquired assets decreased to $109.2 million for the fourth quarter of 2013 compared with $156.0 million for the year-earlier quarter.  The FDIC loss-share receivable as a percent of the covered FDIC-acquired assets decreased to 37.8% compared with 38.9% for the year-earlier quarter.

Asset Quality

Total non-performing assets, excluding FDIC-acquired assets, decreased to $11.2 million, or 0.81% of total assets, compared with $13.6 million, or 1.03% of total assets, for the linked quarter and declined from $17.3 million, or 1.58% of total assets, for the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding FDIC-acquired loans, were 0.10% for the fourth quarter of 2013 compared with 0.31% for the linked quarter and 0.05% for the year-earlier quarter.  Non-performing loans, excluding FDIC-acquired loans, totaled $9.4 million, down from $11.0 million for the linked quarter and from $14.7 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding FDIC-acquired assets, totaled $1.8 million for the fourth quarter of 2013, down from $2.7 million for the linked quarter and from $2.6 million for the year-earlier quarter.

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HBOS Reports Fourth Quarter 2013 Results

January 29, 2014

The provision for loan losses on non-FDIC-acquired loans decreased to $220,000 for the fourth quarter of 2013 from $350,000 for the linked quarter and from $600,000 for the year-earlier quarter, primarily driven by improving trends in total criticized and classified loans.  For the fourth quarter in 2013, the allowance for loan losses represented 1.31% of total loans outstanding, excluding FDIC-acquired loans, versus 1.34% for the linked quarter and 1.55% for the year-earlier quarter.  The improving loan loss allowance was primarily the result of declining criticized and classified loans as a percentage of total loans.

Capital Management Initiatives

The Company reinstated its regular quarterly dividend during January 2014 at $0.07 per share.  Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  The Company currently has authorization to purchase approximately 344,000 shares under the current repurchase program, which is set to expire in April 2014, unless extended or otherwise completed.  Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.

The Company's estimated total risk-based capital ratio at December 31, 2013, was 14.5%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.8% as of December 31, 2013.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 27 full-service branch locations, 14 mortgage offices, and 4 investment offices.  As of December 31, 2013, the Company reported total assets of approximately $1.4 billion and total stockholders' equity of approximately $125 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investors.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2012 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Fourth Quarter 2013 Results

January 29, 2014

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		Sept. 30,	December 31,
	2013	2012	2013	2013	2012
Total interest income	$18,115	$16,351	$15,393	$65,651	$54,738
Loan held for sale – fair value election	–	–	–	–	(156)
Adjusted interest income	$18,115	$16,351	$15,393	$65,651	$54,582

Total non-interest income	$4,536	$3,092	$3,918	$18,414	$14,399
Mortgage banking activities – fair value election	–	–	–	–	(336)
Gain on sale of securities	(85)	(1,285)	–	(85)	(2,838)
(Gain) loss on acquisitions	–	–	–	(4,188)	56
Adjusted non-interest income	$4,451	$1,738	$3,918	$14,141	$11,281

Total non-interest expense	$15,706	$12,314	$15,334	$58,951	$46,250
Salaries and employee benefits – early retirement and severance expense	(7)	–	(60)	(67)	(641)
Acquisition-related expenses	(102)	(3)	(280)	(1,322)	(418)
Impairment loss on assets held for sale	(328)	–	–	(328)	–
Realized loss on the disposition of assets held for sale	(226)	–	–	(241)	–
Accrual of FDIC acquisitions estimated clawback liability	(261)	(219)	(286)	(1,237)	(703)
Adjusted non-interest expense	$14,782	$12,092	$14,708	$55,756	$44,488

Net income as reported	$3,405	$2,428	$1,322	$11,315	$6,757
Total adjustments, net of tax*	589	(921)	462	(763)	(1,094)
Adjustment for state tax credits	–	(264)	–	–	–
Adjusted net income	$3,994	$1,243	$1,784	$10,552	$5,663

Diluted earnings per share	$0.45	$0.31	$0.18	$1.52	$0.85
Total adjustments, net of tax*	0.08	(0.15)	0.06	(0.12)	(0.14)
Adjusted diluted earnings per share	$0.53	$0.16	$0.24	$1.40	$0.71

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)

	(Unaudited)
	December 31,	December 31,
	2013	2012*

Cash and due from banks	$34,804	$23,993
Interest-bearing deposits in banks	3,249	15,393
Federal funds sold	130	4,306
Cash and cash equivalents	38,183	43,692

Securities available for sale, at fair value	294,299	221,406
Federal Home Loan Bank stock, at cost	7,342	4,330
Other equity securities, at cost	1,010	1,010
Loans held for sale	110,669	15,608
Loans	747,862	597,579
Covered loans	50,891	72,425
Less allowance for loan losses	8,955	9,061
Loans, net	789,798	660,943

Other real estate owned	3,482	3,242
Covered other real estate owned	7,053	9,467
Total other real estate owned	10,535	12,709

FDIC loss-share receivable	41,306	60,731
Premises and equipment, net	37,978	33,015
Goodwill and intangible assets	4,253	4,235
Cash surrender value of bank owned life insurance	24,183	23,382
Other assets	21,369	16,445
Total assets	$1,380,925	$1,097,506

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$148,253	$116,272
Interest-bearing deposits	928,168	753,282
Total deposits	1,076,421	869,554

Federal funds purchased and securities sold under repurchase agreements	37,648	33,219
Other borrowings	131,394	60,000
Other liabilities	10,399	14,084
Total liabilities	1,255,862	976,857

SHAREHOLDERS' EQUITY

Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized; 7,834,537 and 8,172,486 shares issued and outstanding, respectively	78	82
Capital surplus	78,566	82,154
Retained earnings	57,614	46,299
Accumulated other comprehensive loss, net of tax of $5,175 and $2,566, respectively	(7,762)	(3,849)
Unearned employee stock ownership plan (ESOP), 332,535 and 385,836 shares, respectively	(3,433)	(4,037)
Total shareholders' equity	125,063	120,649

Total liabilities & shareholders' equity	$1,380,925	$1,097,506

* Derived from Audited Consolidated Financial Statements.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Interest income:
Interest and fees on loans	$15,911	$15,084	$58,434	$48,831
Interest on loans held for sale	619	238	1,458	967
Interest on taxable securities	1,231	762	4,347	3,681
Interest on nontaxable securities	337	232	1,248	1,123
Interest on federal funds sold	2	9	9	30
Interest on deposits in other banks	15	26	155	106
Total interest income	18,115	16,351	65,651	54,738

Interest expense:
Interest on deposits	1,000	1,108	4,077	4,874
Interest on other borrowings	862	713	3,308	2,739
Total interest expense	1,862	1,821	7,385	7,613

Net interest income	16,253	14,530	58,266	47,125

Provision for loan losses	232	2,507	1,735	5,930

Net interest income after provision for loan losses	16,021	12,023	56,531	41,195

Non-interest income:
Service charges on deposit accounts	1,642	1,307	5,670	4,748
Bankcard services income	890	794	3,335	3,231
Other service charges, commissions and fees	121	89	513	326
Brokerage fees	560	463	2,138	1,838
Mortgage banking activities	2,949	1,451	10,509	4,768
Bank-owned life insurance	198	210	801	771
Gain on sales of securities	85	1,285	85	2,838
Gain (loss) on acquisitions	-	-	4,188	(56)
Accretion of FDIC loss-share receivable	(2,021)	(2,573)	(9,293)	(4,325)
Other	112	66	468	260
Total non-interest income	4,536	3,092	18,414	14,399
Non-interest expense:
Salaries and employee benefits	8,722	6,167	31,445	23,543
Equipment and occupancy	1,922	1,597	7,358	5,632
Advertising and marketing	299	147	1,170	656
Professional fees	559	387	1,416	1,319
Information services expenses	1,285	1,184	5,109	4,641
Loss (gain) on sales and write-downs of other real estate owned	38	277	406	219
Gain on sales and write-downs of FDIC-acquired other real estate owned	(536)	(204)	(969)	(313)
Foreclosed asset expenses	240	353	1,019	970
Foreclosed FDIC-acquired asset expenses	286	575	1,386	1,767
FDIC insurance and other regulatory fees	254	252	1,081	1,037
Impairment loss on assets held for sale	328	-	328	-
Acquisition related expenses	102	3	1,322	418
Deposit intangible expenses	200	191	809	781
FDIC loss-share clawback expenses	261	219	1,237	703
Other operating expenses	1,746	1,166	5,834	4,879
Total non-interest expense	15,706	12,314	58,951	46,252

Income before income taxes	4,851	2,801	15,994	9,342

Applicable income tax	1,446	373	4,679	2,585

Net income	$3,405	$2,428	$11,315	$6,757

Earnings per common share:
Basic earnings per share	$0.46	$0.31	$1.52	$0.85
Diluted earnings per share	$0.45	$0.31	$1.50	$0.85

Weighted average-common shares outstanding:
Basic	7,407,722	7,720,839	7,421,348	7,969,104
Diluted	7,530,606	7,722,867	7,528,246	7,970,903

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Interest income:
Interest and fees on loans	$15,911	$13,452	$15,702	$13,369	$15,084
Interest on loans held for sale	619	434	290	115	238
Interest on taxable securities	1,231	1,155	1,095	866	762
Interest on nontaxable securities	337	318	308	285	232
Interest on federal funds sold	2	4	2	1	9
Interest on deposits in other banks	15	30	88	22	26
Total interest income	18,115	15,393	17,485	14,658	16,351

Interest expense:
Interest on deposits	1,000	982	1,041	1,054	1,108
Interest on other borrowings	862	853	844	749	713
Total interest expense	1,862	1,835	1,885	1,803	1,821

Net interest income	16,253	13,558	15,600	12,855	14,530

Provision for loan losses	220	350	640	450	600
Provision for loan losses- FDIC-acquired covered	-	-	28	35	1,907
Provision for loan losses- FDIC-acquired non-covered	12	-	-	-	-

Net interest income after provision for loan losses	16,021	13,208	14,932	12,370	12,023

Non-interest income:
Service charges on deposit accounts	1,642	1,577	1,297	1,154	1,307
Bankcard services income	890	852	831	762	794
Other service charges, commissions and fees	121	136	157	99	89
Brokerage fees	560	561	536	481	463
Mortgage banking activities	2,949	1,953	3,425	2,182	1,451
Bank-owned life insurance	198	200	201	202	210
Gain on sales of securities	85	-	-	-	1,285
Gain (loss) on acquisitions	-	-	-	4,188	-
Accretion of FDIC loss-share receivable	(2,021)	(1,499)	(3,376)	(2,397)	(2,573)
Other	112	138	124	94	66
Total non-interest income	4,536	3,918	3,195	6,765	3,092
Non-interest expense:
Salaries and employee benefits	8,722	8,108	8,185	6,430	6,167
Equipment and occupancy	1,922	1,932	1,838	1,666	1,597
Advertising and marketing	299	335	349	187	147
Professional fees	559	340	302	215	387
Information services expenses	1,285	1,335	1,307	1,182	1,184
Loss (gain) on sales and write-downs of other real estate owned	38	335	58	(25)	277
(Gain) loss on sales and write-downs of FDIC-acquired other real estate owned	(536)	(206)	(251)	24	(204)
Foreclosed asset expenses	240	337	227	215	353
Foreclosed FDIC-acquired asset expenses	286	366	313	421	575
FDIC insurance and other regulatory fees	254	293	278	256	252
Impairment loss on assets held for sale	328	-	-	-	-
Acquisition related expenses	102	280	148	792	3
Deposit intangible expenses	200	204	211	194	191
FDIC loss-share clawback expenses	261	286	124	566	219
Other operating expenses	1,746	1,389	1,466	1,233	1,166
Total non-interest expense	15,706	15,334	14,555	13,356	12,314

Income before income taxes	4,851	1,792	3,572	5,779	2,801

Applicable income tax	1,446	470	912	1,851	373

Net income	$3,405	$1,322	$2,660	$3,928	$2,428

Earnings per common share:
Basic earnings per share	$0.46	$0.18	$0.36	$0.52	$0.31
Diluted earnings per share	$0.45	$0.18	$0.36	$0.52	$0.31
Dividends	$0.00	$0.00	$0.00	$0.00	$0.24

Weighted average-common shares outstanding:
Basic	7,407,722	7,371,804	7,381,370	7,526,344	7,720,839
Diluted	7,530,606	7,483,812	7,383,992	7,528,522	7,722,867

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2013			2012			2013			2012
	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	$868,420	$16,536	7.55%	$658,346	$15,325	9.26%	$795,094	$59,907	7.53%	$608,722	$49,807	8.18%
Investment securities (2)	299,638	1,683	2.23%	211,524	1,073	2.02%	283,782	6,020	2.12%	240,198	5,186	2.16%
Other short-term investments	13,785	16	0.46%	42,264	35	0.33%	41,576	164	0.39%	38,782	137	0.35%
Total interest-earning assets	1,181,843	18,235	6.12%	912,134	16,433	7.17%	1,120,452	66,091	5.90%	887,702	55,130	6.21%

Non-interest earning assets	169,547			174,694			175,168			183,373
Total assets	$1,351,390			$1,086,828			$1,295,620			$1,071,075

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$543,633	$343	0.25%	$452,243	$276	0.24%	$534,972	$1,261	0.24%	$465,954	$1,347	0.29%
Time deposits	370,737	658	0.70%	295,389	832	1.12%	353,802	2,818	0.80%	299,333	3,528	1.18%
Total interest bearing-deposits	914,370	1,001	0.43%	747,632	1,108	0.59%	888,774	4,079	0.46%	765,287	4,875	0.64%

Federal Funds purchased and securities sold under repurchase agreements	36,548	337	3.66%	34,324	336	3.89%	34,527	1,331	3.85%	33,528	1,333	3.98%
Other Borrowings	114,041	525	1.83%	50,489	377	2.97%	96,132	1,976	2.06%	38,975	1,406	3.61%
Total interest-bearing liabilities	1,064,959	1,863	0.69%	832,445	1,821	0.87%	1,019,433	7,386	0.72%	837,790	7,614	0.91%

Non-interest bearing liabilities:
Demand Deposits	152,577			115,014			142,578			96,077
Other Liabilities	12,147			16,418			12,852			12,615
Total non-interest bearing liabilities	164,724			131,432			155,430			108,692

Total liabilities	1,229,683			963,877			1,174,863			946,482

Shareholders' equity	121,707			122,951			120,757			124,593

Total liabilities & shareholders' equity	$1,351,390			$1,086,828			$1,295,620			$1,071,075

Net interest income		$16,372			$14,612			$58,705			$47,516

Interest rate spread			5.43%			6.30%			5.17%			5.30%

Net yield on interest-earning assets (net interest margin)			5.50%			6.37%			5.24%			5.35%

Core net interest margin (non-GAAP):
Loans(1)(2)	$868,420	$16,536	7.55%	$658,346	$15,325	9.26%	$795,094	$59,907	7.53%	$608,722	$49,807	8.18%
FDIC-acquired loan discount adjustments(3)	69,283	6,272	35.92%	73,309	6,646	36.07%	73,647	20,722	28.14%	86,382	15,709	18.19%
Adjusted loans	937,703	10,264	4.34%	731,655	8,679	4.72%	868,741	39,185	4.51%	695,104	34,098	4.91%

Adjusted total interest-earning assets	$1,251,126	11,963	3.79%	$985,443	9,787	3.95%	$1,194,099	45,369	3.80%	$974,084	39,421	4.05%

Total interest-bearing liabilities	$1,064,959	1,863	0.69%	$832,445	1,821	0.87%	$1,019,433	7,386	0.72%	$837,790	7,614	0.91%

Core Net interest income		$10,100			$7,966			$37,983			$31,807

Core Interest rate spread			3.10%			3.08%			3.07%			3.14%

Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.20%			3.22%			3.18%			3.27%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)
Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)
FDIC-acquired loan discount adjustments include the reduction of interest income for FDIC-acquired loan discount accretion excluding contractual interest payments and the increase of core loans for the total balance of FDIC-acquired loan discounts.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Total loans	$798,753	$789,092	$769,921	$752,866	$670,004
Loans held for sale	110,669	38,042	43,545	18,905	15,608
Covered loans	50,891	53,843	57,176	65,815	72,425
Allowance for loan losses	8,955	8,894	9,047	9,105	9,061
Total other real estate owned	10,535	10,244	11,949	13,851	12,709
Covered other real estate owned	7,053	5,909	7,815	9,460	9,467
FDIC loss-share receivable	41,306	44,527	48,106	52,012	60,731
Goodwill and intangible assets	4,253	4,251	4,455	4,666	4,235
Total assets	1,380,925	1,322,309	1,334,016	1,370,550	1,097,506
Non-interest-bearing deposits	148,253	153,163	148,219	151,709	116,272
Interest-bearing deposits	928,168	899,318	917,712	943,850	753,282
Other borrowings	131,394	101,667	101,940	102,210	60,000
Federal funds purchased and securities sold under agreement to repurchase	37,648	35,393	33,094	34,251	33,219
Stockholders' equity	125,063	120,534	118,540	120,655	120,649

Total shares outstanding	7,834,537	7,834,765	7,803,910	7,881,260	8,172,486
Unearned ESOP shares	332,535	345,860	359,186	372,511	385,836
Total shares outstanding net of unearned ESOP	7,502,002	7,488,905	7,444,724	7,508,749	7,786,650

Book value per share	$16.67	$16.10	$15.92	$16.07	$15.49
Book value per share including unearned
ESOP (non-GAAP)	15.96	15.38	15.19	15.31	14.76
Tangible book value per share (non-GAAP)	16.10	15.53	15.32	15.45	14.95
Tangible book value per share including unearned ESOP (non-GAAP)	15.42	14.84	14.62	14.72	14.24
Market value per share	19.25	17.42	14.75	14.48	13.79

	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Key Financial Ratios and other information:

Performance Ratios
Annualized return on average assets	1.00%	0.40%	0.79%	1.37%	0.89%
Annualized return on average equity	11.10%	4.41%	8.74%	13.01%	7.90%
Net interest margin	5.50%	4.73%	5.61%	5.51%	6.37%
Net interest spread	5.43%	4.66%	5.55%	5.44%	6.30%
Core net interest margin	3.20%	3.23%	3.27%	3.35%	3.22%
Core net interest spread	3.10%	3.13%	3.17%	3.23%	3.08%
Efficiency ratio	71.66%	82.29%	74.17%	80.22%	69.50%

Capital Ratios
Average stockholders' equity to average assets	9.0%	9.0%	9.0%	10.5%	11.3%
Tangible equity to tangible assets (non-GAAP)	8.8%	8.8%	8.6%	8.5%	10.6%
Tier 1 leverage ratio	9.5%	9.4%	9.0%	10.4%	11.0%
Tier 1 risk-based capital ratio	13.5%	14.3%	14.3%	15.2%	17.2%
Total risk-based capital ratio	14.5%	15.4%	15.3%	16.3%	18.4%

Other Information
Full-time equivalent employees	426	412	401	355	321
Banking	306	308	316	285	264
Mortgage	113	97	79	64	50
Investments	7	7	6	6	7
Number of full-service offices	27	27	29	29	20
Mortgage loan offices	14	12	12	12	13
Investment offices	4	4	4	4	4

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Loans
Construction and land	$50,167	$48,808	$42,753	$37,659	$33,340
Farmland	23,420	22,561	23,447	20,749	20,141
Permanent 1 - 4	174,565	169,105	166,199	163,302	161,883
Permanent 1 - 4 - junior liens and revolving	32,038	30,180	29,432	28,852	27,345
Multifamily	22,650	27,468	26,301	24,280	21,293
Nonresidential	256,567	250,859	234,259	225,946	212,570
Commercial business	101,161	95,108	88,828	83,015	83,659
Consumer and other	23,976	21,499	26,889	19,931	25,498
Total core loans	$684,544	$665,588	$638,108	$603,734	$585,729

FDIC-acquired non-covered	63,318	69,661	74,637	83,317	11,850
Total loans	747,862	735,249	712,745	687,051	597,579

FDIC-acquired covered	50,891	53,843	57,176	65,815	72,425

Allowance for loan losses	8,955	8,894	9,047	9,105	9,061
	$789,798	$780,198	$760,874	$743,761	$660,943

Loan Balances by Geographical Region (excluding FDIC- acquired loans):
	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Albany, Georgia	$294,033	$288,089	$282,509	$273,116	$282,151
Valdosta, Georgia	100,936	101,729	96,485	90,385	84,198
Ocala, Florida	58,343	58,115	58,240	58,533	55,197
Statesboro, Georgia	122,928	124,667	118,056	107,650	103,176
Auburn, Alabama	36,130	31,485	26,061	24,386	20,149
Macon, Georgia	68,638	60,197	55,935	49,165	40,858
Birmingham, Alabama	1,590	344	822	499	-
South Atlanta	1,946	962	-	-	-
	$684,544	$665,588	$638,108	$603,734	$585,729

Asset Quality Data (excluding FDIC -acquired loans):
	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Nonaccrual loans	$9,435	$10,986	$12,223	$12,723	$14,677
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	9,435	10,986	12,223	12,723	14,677

OREO	1,789	2,654	3,046	3,028	2,620
Total non-performing assets	$11,224	$13,640	$15,269	$15,751	$17,297

Trouble debt restructuring - nonaccrual	$5,763	$5,840	$6,496	$4,593	$6,856
Trouble debt restructuring - accruing	1,983	1,996	2,009	2,023	7
Total trouble debt restructuring	$7,746	$7,836	$8,505	$6,616	$6,863

Accruing past due loans	$1,001	$669	$934	$1,316	$2,131

Total criticized assets	22,741	26,116	25,785	25,474	28,194
Total classified assets	19,582	23,048	22,985	22,118	25,129

Allowance for loan losses	8,955	8,894	9,047	9,105	9,061
Net charge-offs	$160	$503	$698	$406	$68

Asset Quality Ratios:

Allowance for loan losses to total core loans	1.31%	1.34%	1.42%	1.51%	1.55%
Allowance for loan losses to average core loans	1.33%	1.37%	1.45%	1.53%	1.62%
Allowance for loan losses to non-performing loans	94.91%	80.96%	74.02%	71.56%	61.73%
Non-performing loans to total core loans	1.38%	1.65%	1.92%	2.11%	2.51%
Non-performing assets to total assets	0.81%	1.03%	1.14%	1.15%	1.58%
Net charge-offs to average core loans (annualized)	0.10%	0.31%	0.45%	0.27%	0.05%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
FDIC-acquired assets	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

FDIC-acquired non-covered loans:
Commercial real estate	$22,268	$25,027	$27,258	$30,851	$6,359
Residential real estate	30,134	32,318	33,452	34,938	2,110
Construction and land	5,156	5,195	5,941	7,756	494
Commercial and industrial	2,604	3,638	4,106	5,125	1,574
Consumer and other	3,156	3,483	3,880	4,647	1,313
Total	63,318	69,661	74,637	83,317	11,850
FDIC-acquired covered loans:
Commercial real estate	14,161	14,956	15,384	18,849	21,820
Residential real estate	23,886	25,082	27,283	30,735	32,846
Construction and land	11,642	12,469	12,645	13,370	14,248
Commercial and industrial	864	924	1,340	2,216	2,670
Consumer and other	338	412	524	645	841
Total	50,891	53,843	57,176	65,815	72,425
Total carrying value of FDIC-acquired loans	$114,209	$123,504	$131,813	$149,132	$84,275
Non-accrete discount for FDIC-acquired loans	36,746	48,545	55,170	59,558	46,000
Accretable discount for FDIC-acquired loans	26,860	23,445	23,007	26,136	21,834
Total discount for FDIC-acquired loans	63,606	71,990	78,177	85,694	67,834
Outstanding principal balance for FDIC-acquired loans	$177,815	$195,494	$209,989	$234,826	$152,109

FDIC-acquired OREO:
Non-covered	$1,694	$1,680	$1,087	$1,363	$602
Covered	7,053	5,909	7,815	9,460	9,467
Total carrying value of FDIC-acquired OREO	$8,747	$7,589	$8,902	$10,823	$10,069
Total discount for FDIC-acquired OREO	11,186	12,038	11,013	12,176	11,690
Gross carrying value of FDIC-acquired OREO	$19,933	$19,627	$19,915	$22,999	$21,759

Total loan discount accretion recognized in income:
Individual assessed discount accretion	$3,132	$791	$2,336	$637	$2,515
Pooled assessed discount accretion	3,140	2,927	3,808	3,951	4,131
Total loan discount accretion recognized in income	$6,272	$3,718	$6,144	$4,588	$6,646

FDIC-acquired ratios:
Total discount to principal balance for FDIC-acquired loans	35.8%	36.8%	37.2%	36.5%	44.6%

	Five Quarter Comparison
Non-covered FDIC-acquired assets	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Outstanding principal balance:
FDIC-acquired non-covered loan pools	$61,893	$66,294	$70,144	$76,675	$14,196
FDIC-acquired non-covered loans individually assessed	22,214	27,627	31,603	35,837	2,903
Total non-covered outstanding principal loan balance	84,107	93,921	101,747	112,512	17,099
Gross carrying value for FDIC-acquired non-covered OREO	4,470	4,993	2,529	2,371	793
Total gross balance of non-covered assets	$88,577	$98,914	$104,276	$114,883	$17,892
Non-covered non-accretable discount for estimated credit losses:
FDIC-acquired non-covered loan pools	$8,932	9,297	9,341	9,479	1,775
FDIC-acquired non-covered loans individually assessed	5,397	12,294	14,894	16,482	2,130
Total non-covered non-accretable discount	14,329	21,591	24,235	25,961	3,905
FDIC-acquired non-covered OREO discount	2,776	3,313	1,442	1,008	191
Total non-covered discount for estimated credit losses	17,105	24,904	25,677	26,969	4,096
Non-covered accretable discount:
Non-covered accretable discount for improvement in cash flows	5,458	380	318	475	381
Other non-covered accretable discount	1,002	2,288	2,558	2,759	963
Total non-covered accretable discount	6,460	2,668	2,876	3,234	1,344
Total non-covered discount	$23,565	$27,572	$28,553	$30,203	$5,440

Non-covered loan discount accretion recognized in income:
Individual assessed discount accretion	$2,375	$619	$974	$42	$29
Pooled assessed discount accretion	249	184	174	24	39
Total non-covered discount accretion recognized in income	$2,624	$803	$1,148	$66	$68

Non-covered FDIC-acquired ratios:
Total discount to principal balance for non-covered FDIC-acquired assets	26.6%	27.9%	27.4%	26.3%	30.4%
Gross balance of non-covered loans to total FDIC-acquired loans	47.3%	48.0%	48.5%	47.9%	11.2%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Covered FDIC-acquired assets	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Outstanding principal balance:
FDIC-acquired covered loan pools	$69,192	$74,020	$79,552	$90,020	$98,570
FDIC-acquired covered loans individually assessed	24,517	27,554	28,690	32,294	36,440
Total covered outstanding principal loan balance	93,709	101,574	108,242	122,314	135,010
Gross carrying value for FDIC-acquired OREO covered	15,463	14,634	17,385	20,628	20,966
Total gross balance of covered assets	$109,172	$116,208	$125,627	$142,942	$155,976
Covered non-accretable discount for estimated credit losses:
FDIC-acquired covered loan pools	$15,284	$16,281	$19,917	$20,705	$27,194
FDIC-acquired covered loans individually assessed	7,133	10,673	11,018	12,892	14,900
Total covered non-accretable discount	22,417	26,954	30,935	33,597	42,094
FDIC-acquired covered OREO discount	8,410	8,725	9,570	11,168	11,499
Total covered discount for estimated credit losses	30,827	35,679	40,505	44,765	53,593
Covered accretable discount:
Covered accretable discount for improvement in cash flows	18,012	17,676	16,297	18,820	15,396
Other covered accretable discount	2,389	3,101	3,834	4,082	5,095
Total covered accretable discount	20,401	20,777	20,131	22,902	20,491
Total covered discount	$51,228	$56,456	$60,636	$67,667	$74,084

Covered loan discount accretion recognized in income:
Individual assessed accretion	$757	$172	$1,362	$595	$2,486
Pooled assessed accretion	2,891	2,743	3,634	3,927	4,092
Total covered discount accretion recognized in income	$3,648	$2,915	$4,996	$4,522	$6,578

Covered FDIC-acquired ratios:
Total discount to principal balance for covered FDIC-acquired assets	46.9%	48.6%	48.3%	47.3%	47.5%

	Five Quarter Comparison
FDIC loss-share receivable	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

FDIC loss-share receivable:
Single family estimated credit losses	$8,995	$9,134	$9,764	$10,720	$11,292
Non-single family estimated credit losses	30,077	33,550	35,678	40,148	43,899
Pending reimbursements and other	2,234	1,843	2,664	1,144	5,540
Total	$41,306	$44,527	$48,106	$52,012	$60,731

FDIC loss-share clawback liability	$1,941	$1,681	$1,393	$1,269	$703

Total covered discount	$51,228	$56,456	$60,636	$67,667	$74,084
Total covered discount impacting FDIC loss-share receivable	$48,839	$53,355	$56,802	$63,585	$68,989
Total covered discount impacting FDIC loss-share receivable at 80%	$39,071	$42,684	$45,442	$50,868	$55,191

FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	37.8%	38.3%	38.3%	36.4%	38.9%
Covered discount at 80% as of % of FDIC receivable	94.6%	95.9%	94.5%	97.8%	90.9%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

Mortgage Segment Information
	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Net interest income	$114	$218	$112	$19	$156
Provision for loan losses	-	-	-	-	-
Noninterest income	2,951	1,952	3,424	2,182	1,452
Noninterest expense	3,149	2,968	3,239	2,206	1,732
Income tax expense (benefit)	(26)	(247)	92	(2)	(38)
Mortgage profit (loss)	$(58)	$(551)	$205	$(3)	$(86)

Mortgage segment assets	$120,716	$44,588	$46,854	$20,849	$16,382

Mortgage Segment Selected Other Information:
	Five Quarter Comparison
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Retail production	$84,381	$83,657	$97,608	$49,450	$55,815
Wholesale production	$36,030	$31,646	$19,072	$5,588	$-
Purchase as a % of total production	78%	76%	66%	54%	42%
Refi as a % of total production	22%	24%	34%	46%	58%
End of period Locks	$43,054	$47,871	$53,910	$49,964	$20,271

-END-